Exhibit 21

Subsidiaries of the Company

International Copper ULC, an Alberta corporation

McEwen Mining Alberta ULC, an Alberta corporation

McEwen Mining - Minera Andes Acquisition Corporation, an Alberta corporation

Minera Andes Inc., an Alberta corporation

Tonkin Springs LLC, a Nevada limited liability company

Tonkin Springs Venture Limited Partnership, a Nevada limited partnership

Tonkin Springs Gold Mining Company, a Colorado corporation

U.S. Environmental Corporation, a Colorado corporation

Pangea Resources, Inc., an Arizona corporation

Compania Minera Pangea S.A. de C.V., a Mexican corporation

Oro de Soltula S.A. de C.V., a Mexican corporation

McEwen Mining Nevada Inc., a Delaware corporation

WKGUS LLC, a Nevada limited liability company

Golden Pick LLC, a Nevada limited liability company

Nevada Pacific Gold (US) Inc., a Nevada corporation

NPGUS LLC, a Nevada limited liability company

Ticup LLC, a Nevada limited liability company

International Copper Mining Inc., a Cayman corporation

Los Azules Mining Inc., a Cayman corporation

San Juan Copper Inc., a Cayman corporation

Minera Andes Mining Inc., a Cayman corporation

Minera Andes Santa Cruz Inc., a Cayman corporation

Latin America Exploration Inc., a Cayman corporation

Minera Andes Gold Inc., a Cayman corporation

Andes Corporacion Minera S.A., an Argentinean corporation

Las Yaretas S.A., an Argentinean corporation

Minera Andes S.A., an Argentinean corporation

Minandes S.A., an Argentinean corporation

Lexam VG Gold Inc., an Ontario corporation

912413 Ontario Inc., an Ontario corporation

VG Holdings Inc., a New Brunswick corporation

Lexam Explorations (USA), Inc., a Colorado corporation

McEwen Ontario Inc., an Ontario corporation